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Exhibit 23.4

Andrea A. Zambon
C.so Venezia 54
I-20121 Milan
Italy

January 18th, 2005

Gentium, S.p.A.
Piazze XX Settembre, 2
22079 Villa Guardia
Como, Italy

Ladies and Gentlemen:

        I hereby confirm my consent to serve Gentium S.p.A. in the capacities indicated below my signature and to be named as such in the prospectus contained in the Gentium, S.p.A. registration statement on Form F-1 contemplated to be filed with the U.S. Securities and Exchange Commission, and any amendment or supplement thereto.

/s/ ANDREA A. ZAMBON
(Signature)
Name:	Andrea A. Zambon
Capacity(ies)(name each applicable office):
—Board Member

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  Exhibit 23.4